Exhibit 23.1

Registered with the Public Company
Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Profire Energy, Inc.
Lindon, UT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190049 and 333-200565) and the Post-Effective Amendment on Form S-3 No. 333-193086 of Profire Energy, Inc. of our report dated March 6, 2017 relating to the consolidated financial statements, which appears in this Form 10-KT.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
March 8, 2017